Exhibit 99.1

Exterran Holdings Reports Fourth-Quarter and Full-Year 2013 Results

● Achieved EBITDA, as adjusted, of $154.2 million for the quarter, up 10 percent over year-ago levels
● Reported net income from continuing operations attributable to Exterran stockholders of $0.18 per diluted share, excluding items, for the quarter
● Grew operating horsepower in both North America and International contract operations businesses for the quarter
● Announced initial quarterly dividend of $0.15 per share

HOUSTON, Feb. 25, 2014 – Exterran Holdings, Inc. (NYSE: EXH) today reported EBITDA, as adjusted (as defined below), of $154.2 million for the fourth quarter 2013, as compared to $157.3 million for the third quarter 2013 and $140.3 million for the fourth quarter 2012.

Revenue was $739.0 million for the fourth quarter 2013, compared to $775.6 million for the third quarter 2013 and $837.1 million for the fourth quarter 2012.

Fabrication backlog was $679.9 million at December 31, 2013, compared to $619.4 million at September 30, 2013 and $1,065.7 million at December 31, 2012. Fabrication bookings were $402.9 million for the fourth quarter 2013, compared to $276.2 million for the third quarter 2013 and $284.0 million for the fourth quarter 2012.

EBITDA, as adjusted, was $633.6 million for 2013, compared to $460.7 million for 2012. Revenue was $3,160.4 million for 2013, compared to $2,794.2 million for 2012.

“In the fourth quarter, we had a solid operating performance as we grew operating horsepower in both of our North America and International contract operations businesses, increased bookings in our fabrication business, particularly in our Belleli Energy operations, and achieved a record quarterly level of gross margin in our aftermarket service business,” said Brad Childers, Exterran Holdings’ President and Chief Executive Officer. “During 2013, we made significant progress in the implementation of performance improvement initiatives, as we recorded the highest level of EBITDA, as adjusted, and earnings per share from continuing operations attributable to Exterran stockholders in over four years.”

“Looking ahead, we remain optimistic about growth opportunities associated with the development of energy infrastructure in the United States and International markets. I believe we are on track to make further progress in improving the company’s performance in 2014, though similar to the last two years, first quarter revenues are expected to decline somewhat from fourth quarter levels,” added Childers.

“Debt balances at the Exterran parent level (excluding Exterran Partners) declined by $100 million from September 30, 2013 to December 31, 2013. Exterran Holdings’ debt to adjusted EBITDA level under our credit agreement declined from 1.8x at September 30, 2013 to 1.6x at December 31, 2013,” said Bill Austin, Exterran Holdings’ Executive Vice President and Chief Financial Officer. “With our improved capital position, better operating performance and recurring cash flow from our limited partner and general partner interests in Exterran Partners, today we announced plans to return cash to our stockholders through the initiation of a dividend program at Exterran Holdings.”

Net income from continuing operations attributable to Exterran stockholders, excluding items, for the fourth quarter 2013 was $12.0 million, or $0.18 per diluted share, excluding a $9.0 million valuation allowance recorded against the deferred tax asset in Italy and non-cash pretax long-lived asset impairment charges of $3.9 million related to our North America contract operations business. The valuation allowance did not impact our cash flows, liquidity position, or compliance with debt covenants. Our contract water treatment business, which we have abandoned, is reflected as discontinued operations in our current and prior period financial results.

Net income (loss) from continuing operations attributable to Exterran stockholders, excluding items, for all periods excludes the benefit of proceeds from the two previously announced sales of Exterran Holdings’ previously-nationalized Venezuelan assets.

Net income from continuing operations attributable to Exterran stockholders, excluding items, for the third quarter 2013 was $23.7 million, or $0.36 per diluted share, and net income from continuing operations attributable to Exterran stockholders, excluding items, for the fourth quarter 2012 was $7.7 million, or $0.13 per diluted share.

Net income attributable to Exterran stockholders for the fourth quarter 2013 was $22.6 million, or $0.34 per diluted share, compared to net income attributable to Exterran stockholders for the third quarter 2013 of $41.0 million, or $0.62 per diluted share, and a net loss attributable to Exterran stockholders for the fourth quarter 2012 of $5.7 million, or $0.07 per diluted share.

Net income from continuing operations attributable to Exterran stockholders, excluding items, for 2013 was $69.5 million, or $1.05 per diluted share, excluding pretax items totaling $28.6 million, comprised primarily of non-cash long-lived asset impairment charges of $16.7 million related primarily to our U.S. fleet and $11.9 million related to our fabrication business in the United Kingdom that we sold in July 2013 and a $9.0 million valuation allowance recorded against the deferred tax asset in Italy. Net loss from continuing operations attributable to Exterran stockholders, excluding items, for 2012 was $49.7 million, or $0.78 per diluted share.

Net income attributable to Exterran stockholders for 2013 was $123.2 million, or $1.86 per diluted share, compared to a net loss attributable to Exterran stockholders for 2012 of $39.5 million, or $0.62 per diluted share.

The cash distribution received by Exterran Holdings based upon its limited partner and general partner interests in Exterran Partners, L.P. was $13.0 million for the fourth quarter 2013, compared to $12.6 million for the third quarter 2013 and $8.1 million for the fourth quarter 2012. The cash distribution received by Exterran Holdings based upon its limited partner and general partner interests in Exterran Partners, L.P. was $50.1 million for 2013, compared to $31.5 million for 2012.

Conference Call Details
Exterran Holdings and Exterran Partners, L.P. will host a joint conference call on Tuesday, Feb. 25, 2014, to discuss their fourth-quarter 2013 financial results. The call will begin at 11:00 a.m. Eastern Time.

To listen to the call via a live webcast, please visit Exterran’s website at www.exterran.com. The call will also be available by dialing 800-446-2782 in the United States and Canada, or +1-847-413-3235 for international calls. Please call approximately 15 minutes prior to the scheduled start time and reference Exterran conference call number 36425002.

A replay of the conference call will be available on Exterran’s website for approximately seven days. Also, a replay may be accessed by dialing 888-843-7419 in the United States and Canada, or +1-630-652-3042 for international calls. The access code is 36425002#.

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EBITDA, as adjusted, a non-GAAP measure, is defined as net income (loss) excluding income (loss) from discontinued operations (net of tax), cumulative effect of accounting changes (net of tax), income taxes, interest expense (including debt extinguishment costs and gain or loss on termination of interest rate swaps), depreciation and amortization expense, impairment charges, restructuring charges, non-cash gains or losses from foreign currency exchange rate changes recorded on intercompany obligations and other charges. EBITDA, as adjusted, excludes the benefit of the two previously announced sales of Exterran Holdings’ Venezuelan assets.

Gross Margin, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization expense). Gross margin percentage is defined as gross margin divided by revenue.

About Exterran Holdings
Exterran Holdings, Inc. is a global market leader in full service natural gas compression and a premier provider of operations, maintenance, service and equipment for oil and gas production, processing and transportation applications. Exterran Holdings serves customers across the energy spectrum—from producers to transporters to processors to storage owners.  Headquartered in Houston, Texas, Exterran has approximately 10,000 employees and operates in approximately 30 countries. Exterran Holdings owns an equity interest, including all of the general partner interest, in Exterran Partners, L.P. (NASDAQ: EXLP), the leading provider of natural gas contract operations services to customers throughout the United States. For more information, visit www.exterran.com.

Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Exterran Holdings’ control, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: Exterran Holdings’ financial and operational strategies and ability to successfully effect those strategies; Exterran Holdings’ expectations regarding future economic and market conditions; Exterran Holdings’ financial and operational outlook and ability to fulfill that outlook; demand for Exterran Holdings’ products and services and growth opportunities for those products and services; and statements related to the dividend program.

While Exterran Holdings believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional, national and international economic conditions and the impact they may have on Exterran Holdings and its customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; Exterran Holdings’ ability to timely and cost-effectively execute larger projects; changes in political or economic conditions in key operating markets, including international markets; any non-performance by third parties of their contractual obligations; changes in safety, health, environmental and other regulations; and the performance of Exterran Partners.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran Holdings’ Annual Report on Form 10-K for the year ended December 31, 2012, and those set forth from time to time in Exterran Holdings’ filings with the Securities and Exchange Commission, which are available at www.exterran.com.  Except as required by law, Exterran Holdings expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE
Exterran Holdings, Inc.

EXTERRAN HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2013	2013	2012	2013	2012
Revenues:
North America contract operations	$155,060	$152,627	$152,828	$627,844	$596,011
International contract operations	131,041	117,545	127,911	476,016	463,957
Aftermarket services	110,463	102,157	98,460	395,600	385,861
Fabrication	342,454	403,255	457,868	1,660,944	1,348,417
	739,018	775,584	837,067	3,160,404	2,794,246

Costs and Expenses:
Cost of sales (excluding depreciation and amortization expense):
North America contract operations	69,989	70,877	68,304	282,489	284,703
International contract operations	50,132	50,598	47,367	196,944	184,608
Aftermarket services	85,248	80,788	78,538	309,418	303,590
Fabrication	296,185	328,390	404,223	1,408,547	1,191,937
Selling, general and administrative	88,713	93,581	101,552	358,173	375,647
Depreciation and amortization	82,803	81,305	90,052	327,505	346,177
Long-lived asset impairment	3,929	4,571	745	28,637	136,614
Restructuring charges	-	-	778	-	6,471
Interest expense	28,739	28,882	27,694	115,745	134,376
Equity in income of non-consolidated affiliates	(4,835)	(4,778)	(4,623)	(19,000)	(51,483)
Other (income) expense, net	(1,991)	(5,479)	(761)	(24,501)	506
	698,912	728,735	813,869	2,983,957	2,913,146

Income (loss) before income taxes	40,106	46,849	23,198	176,447	(118,900)
Provision for (benefit from) income taxes	29,403	16,709	(11,013)	84,719	(45,755)
Income (loss) from continuing operations	10,703	30,140	34,211	91,728	(73,145)
Income (loss) from discontinued operations, net of tax	16,483	15,121	(31,115)	64,014	35,976
Net income (loss)	27,186	45,261	3,096	155,742	(37,169)
Less: net income attributable to the noncontrolling interest	(4,539)	(4,284)	(8,835)	(32,578)	(2,317)
Net income (loss) attributable to Exterran stockholders	$22,647	$40,977	$(5,739)	$123,164	$(39,486)

Basic income (loss) per common share:
Income (loss) from continuing operations attributable to Exterran stockholders	$0.09	$0.39	$0.39	$0.90	$(1.19)
Income (loss) from discontinued operations attributable to Exterran stockholders	0.25	0.23	(0.48)	0.98	0.57
Net income (loss) attributable to Exterran stockholders	$0.34	$0.62	$(0.09)	$1.88	$(0.62)
Diluted income (loss) per common share:
Income (loss) from continuing operations attributable to Exterran stockholders (1)	$0.09	$0.39	$0.39	$0.89	$(1.19)
Income (loss) from discontinued operations attributable to Exterran stockholders	0.25	0.23	(0.46)	0.97	0.57
Net income (loss) attributable to Exterran stockholders (1)	$0.34	$0.62	$(0.07)	$1.86	$(0.62)
Weighted average common and equivalent shares outstanding:
Basic	65,849	65,780	64,891	65,655	63,436
Diluted	66,427	66,347	68,416	66,204	63,436

Net income (loss) attributable to Exterran stockholders:
Income (loss) from continuing operations	$6,164	$25,856	$25,376	$59,150	$(75,462)
Income (loss) from discontinued operations, net of tax	16,483	15,121	(31,115)	64,014	35,976
Net income (loss) attributable to Exterran stockholders	$22,647	$40,977	$(5,739)	$123,164	$(39,486)

(1) Net income (loss) attributable to Exterran stockholders for the diluted earnings per share calculation for the three months ended December 31, 2012 was adjusted to add back interest expense and amortization of deferred financing costs, net of tax, totaling $1.2 million relating to the dilutive effect of the assumed conversion of our 4.75% convertible senior notes due 2014.

EXTERRAN HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except percentages)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2013	2013	2012	2013	2012
Revenues:
North America contract operations	$155,060	$152,627	$152,828	$627,844	$596,011
International contract operations	131,041	117,545	127,911	476,016	463,957
Aftermarket services	110,463	102,157	98,460	395,600	385,861
Fabrication	342,454	403,255	457,868	1,660,944	1,348,417
Total	$739,018	$775,584	$837,067	$3,160,404	$2,794,246

Gross Margin (1):
North America contract operations	$85,071	$81,750	$84,524	$345,355	$311,308
International contract operations	80,909	66,947	80,544	279,072	279,349
Aftermarket services	25,215	21,369	19,922	86,182	82,271
Fabrication	46,269	74,865	53,645	252,397	156,480
Total	$237,464	$244,931	$238,635	$963,006	$829,408

Selling, General and Administrative	$88,713	$93,581	$101,552	$358,173	$375,647
% of Revenues	12%	12%	12%	11%	13%

EBITDA, as adjusted (1)	$154,160	$157,255	$140,292	$633,647	$460,661
% of Revenues	21%	20%	17%	20%	16%

Capital Expenditures	$83,862	$92,929	$100,006	$391,725	$428,731
Less: Proceeds from Sale of PP&E	(17,333)	(12,867)	(7,993)	(101,311)	(35,989)
Net Capital Expenditures	$66,529	$80,062	$92,013	$290,414	$392,742

Gross Margin Percentage:
North America contract operations	55%	54%	55%	55%	52%
International contract operations	62%	57%	63%	59%	60%
Aftermarket services	23%	21%	20%	22%	21%
Fabrication	14%	19%	12%	15%	12%
Total	32%	32%	29%	30%	30%

Total Available Horsepower (at period end):
North America contract operations	3,429	3,423	3,376	3,429	3,376
International contract operations	1,255	1,257	1,265	1,255	1,265
Total	4,684	4,680	4,641	4,684	4,641

Total Operating Horsepower (at period end):
North America contract operations	2,884	2,840	2,900	2,884	2,900
International contract operations	986	977	1,007	986	1,007
Total	3,870	3,817	3,907	3,870	3,907

Average Operating Horsepower:
North America contract operations	2,860	2,845	2,870	2,871	2,839
International contract operations	982	992	1,011	995	991
Total	3,842	3,837	3,881	3,866	3,830

Horsepower Utilization (at period end):
North America contract operations	84%	83%	86%	84%	86%
International contract operations	79%	78%	80%	79%	80%
Total	83%	82%	84%	83%	84%

	December 31,	September 30,	December 31,	December 31,	December 31,
Fabrication Backlog:	2013	2013	2012	2013	2012
Compression & accessory	$157,893	$177,302	$256,315	$157,893	$256,315
Production & processing equipment	475,565	357,528	563,826	475,565	563,826
Installation	46,429	84,605	245,573	46,429	245,573
Total	$679,887	$619,435	$1,065,714	$679,887	$1,065,714

Balance Sheet:
Debt - Parent level	$744,200	$844,490	$884,423	$744,200	$884,423
Debt - Exterran Partners, L.P.	757,955	719,818	680,500	757,955	680,500
Total consolidated debt	$1,502,155	$1,564,308	$1,564,923	$1,502,155	$1,564,923
Exterran stockholders' equity	$1,662,090	$1,631,507	$1,478,613	$1,662,090	$1,478,613

(1) Management believes EBITDA, as adjusted, and gross margin, provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone.  Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, management uses EBITDA, as adjusted, as a valuation measure.

EXTERRAN HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per share amounts)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2013	2013	2012	2013	2012

Reconciliation of GAAP to Non-GAAP Financial Information:

Net income (loss)	$27,186	$45,261	$3,096	$155,742	$(37,169)
(Income) loss from discontinued operations, net of tax	(16,483)	(15,121)	31,115	(64,014)	(35,976)
Income (loss) from continuing operations	10,703	30,140	34,211	91,728	(73,145)
Depreciation and amortization	82,803	81,305	90,052	327,505	346,177
Long-lived asset impairment	3,929	4,571	745	28,637	136,614
Restructuring charges	-	-	778	-	6,471
Investment in non-consolidated affiliates impairment	-	-	-	-	224
Proceeds from sale of joint venture assets	(4,835)	(4,778)	(4,623)	(19,000)	(51,707)
Interest expense	28,739	28,882	27,694	115,745	134,376
Loss on currency exchange rate remeasurement of intercompany balances	3,418	426	2,448	4,313	7,406
Provision for (benefit from) income taxes	29,403	16,709	(11,013)	84,719	(45,755)
EBITDA, as adjusted (1)	154,160	157,255	140,292	633,647	460,661
Selling, general and administrative	88,713	93,581	101,552	358,173	375,647
Equity in income of non-consolidated affiliates	(4,835)	(4,778)	(4,623)	(19,000)	(51,483)
Investment in non-consolidated affiliates impairment	-	-	-	-	(224)
Proceeds from sale of joint venture assets	4,835	4,778	4,623	19,000	51,707
Loss on currency exchange rate remeasurement of intercompany balances	(3,418)	(426)	(2,448)	(4,313)	(7,406)
Other (income) expense, net	(1,991)	(5,479)	(761)	(24,501)	506
Gross Margin (1)	$237,464	$244,931	$238,635	$963,006	$829,408

Net income (loss) attributable to Exterran stockholders	$22,647	$40,977	$(5,739)	$123,164	$(39,486)
(Income) loss from discontinued operations	(16,483)	(15,121)	31,115	(64,014)	(35,976)
Q4 2012 tax benefit on Q2 2012 impairment of long-lived assets	-	-	(13,725)	-	-
Valuation allowance on Italy deferred tax asset	9,000	-	-	9,000	-
Items, after-tax:
Long-lived asset impairment (including the impact on noncontrolling interest)	1,693	2,587	194	20,393	73,217
Restructuring charges	-	-	490	-	4,077
Investment in non-consolidated affiliates impairment	-	-	-	-	224
Proceeds from sale of joint venture assets	(4,835)	(4,778)	(4,623)	(19,000)	(51,707)
Net income (loss) from continuing operations attributable to Exterran stockholders, excluding items	$12,022	$23,665	$7,712	$69,543	$(49,651)

Diluted income (loss) from continuing operations attributable to Exterran stockholders	$0.09	$0.39	$0.39	$0.89	$(1.19)
Adjustment for items, after-tax, per common share (2)	0.09	(0.03)	(0.26)	0.16	0.41
Diluted net income (loss) from continuing operations attributable to Exterran stockholders per common share, excluding items (1)(2)	$0.18	$0.36	$0.13	$1.05	$(0.78)

(1) Management believes EBITDA, as adjusted, diluted net income (loss) from continuing operations attributable to Exterran stockholders per common share, excluding items, and gross margin, provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone.  Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, management uses EBITDA, as adjusted, as a valuation measure.

(2) Net income (loss) from continuing operations attributable to Exterran stockholders, excluding items, for the diluted earnings per share calculation for the three months ended December 31, 2012 was adjusted to add back interest expense and amortization of deferred financing costs, net of tax, totaling $1.2 million relating to the dilutive effect of the assumed conversion of our 4.75% convertible senior notes due 2014.